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                               SECOND AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

         This Second Amendment to Loan and Security Agreement ("Amendment") is made as of the ____ day of July, 1998 by and among Fleet Capital Corporation ("Lender"), a Rhode Island corporation with an office at 200 Glastonbury Road, Glastonbury, CT 06033 and The Electronics Boutique, Inc. ("EB"), a Pennsylvania corporation and Electronics Boutique of America Inc. (sometimes referred to herein as "EBOA" and sometimes as "Borrower"), a Pennsylvania corporation, each having its chief executive office at 931 South Matlack Street, West Chester, PA 19382.
                                   BACKGROUND
                                   ----------

         A. On March 16, 1998, EB and Lender entered into a certain Loan and Security Agreement dated March 16, 1998, as amended from time to time ("Loan Agreement") pursuant to which Lender established certain financing arrangements with EB. The Loan Agreement and all instruments, documents and agreements executed in connection therewith or related thereto are referred to herein collectively as the "Existing Loan Documents". All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

         B. On June 30, 1998, EBOA entered into a certain Joinder to Loan and Security Agreement with EB and Lender, and certain other instruments, documents and agreements related thereto, pursuant to which EBOA became a Borrower under the Loan Agreement and became jointly and severally obligated with EB to Lender for all Obligations and granted a security interest in all of its Collateral to Lender to secure the Obligations.

         C. On May 31, 1998 EB transferred certain of its tangible assets, subject to all of its


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liabilities, to EBOA and transferred certain of its intangible assets to Elbo,
Inc. ("Elbo") pursuant to the terms of those certain Assignment, Assumption and Bill of Sale Agreements dated May 31, 1998 between EB and EBOA and EB and Elbo, respectively ("Asset Sales"). EB retained (i) all of the outstanding shares of capital stock of its affiliates: EBOA, Elbo, EB International, Inc. ("EB International") and Electronics Boutique Canada Inc. ("EB Canada") (collectively, the "Operating Shares"), (ii) its shares of the capital stock of Electronics Boutique Plc ("EB-UK") (which represents 25.1% of the outstanding shares of capital stock of EB-UK), (iii) the manufacturing and distribution facility located in West Chester, Pennsylvania ("West Chester Facility"), (iv) approximately $17,500,000 worth of cash, accounts receivable and cash surrender value of split-dollar life insurance policies and (v) approximately $7,700,000 in intercompany receivables.


         D. EB and Borrower have informed Lender that in connection with the proposed initial public offering of 6,250,000 shares of common stock of Electronics Boutique Holdings Corp. ("EB Holdings"), a Delaware corporation, the following events are to take place on or about the date hereof ("Restructuring"): (i) EB will transfer the Operating Shares, as well as shares it holds in EB-UK, to EB Nevada Inc. ("EB Nevada"), a wholly-owned subsidiary of EB; (ii) EB will lease (effective May 31, 1998) to EBOA the West Chester Facility pursuant to a triple net lease with an option to purchase at the end of two years, exercisable at a purchase price equal to EB's cost of acquisition of the West Chester Facility ($6,700,000); (iii) EB Nevada will contribute the Operating Shares to EB Holdings in return for 15,794,100 shares of EB Holdings' common stock; and (iv) immediately thereafter, EB Holdings will contribute the Operating Shares to EB Investment Corp. ("EB Investment") in exchange for all of the stock of EB Investment (EB Investment thereafter retaining the Operating Shares). The reorganization affected by the foregoing is described and depicted graphically on Exhibit "A", which is attached hereto and


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forms a part hereof.


         E. EB and Borrower have requested that Lender consent in writing to the above described Asset Sales and Restructuring and amend the Loan Agreement on the terms and conditions set forth herein. Lender has agreed to consent to the Asset Sale and Restructuring and to amend the Loan Agreement on the terms, and subject to the conditions, set forth herein.

         NOW, THEREFORE, with the foregoing Background incorporated by reference and made a part hereof, and intending to be legally bound, the parties agree as follows:

         1. Amendments to Loan Agreement. The Loan Agreement is amended as follows:

                  1.1 The following definitions are added to Appendix A (General Definitions) to the Loan Agreement as follows:

                           A. Obligor or Obligors - Singly or collectively as the context requires, Borrower, EB Holdings, EB Investment and Elbo.

                           2.   EB Nevada - EB Nevada Inc.

                           3.   EB Holdings - Electronics Boutique Holdings
                                Corp.

                           D.   EB Investment - EB Investment Corp.

                           E.   EBOA - Electronics Boutique of America Inc.

                  1.2 Section 8.1.3 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                           8.1.3 Financial Statements. Cause each of the Obligors to keep adequate records and books of account with respect to their respective business activities in which proper entries are made reflecting all of their financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared on a consistent basis; for each Obligor on a consolidating basis and for all Obligors on a consolidated basis):

                                    (i) not later than 120 days after the
         close of each fiscal year of each Obligor, unqualified audited financial statements of each Obligor as of the end of such


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         year, certified by a firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Lender to have been prepared in accordance with GAAP;

                                    (ii) not later than 45 days after the end of
         each month hereafter including the last month of each Obligor's fiscal year, unaudited interim financial statements of each Obligor as of the end of such month and of the portion of each Obligor's fiscal year then elapsed, certified by the principal financial officer of each Obligor to have been prepared in accordance with GAAP and fairly to present the financial position and results of operations of each Obligor for such month and period subject only to changes from audit and year-end adjustment and except that such statements need not contain notes;

                                    (iii) promptly after the sending or filing
         thereof, as the case may be, copies of any proxy statements, financial statements or reports which any Obligor has sent to all of its respective shareholders and copies of any regular, periodic and special reports or registration statements which any Obligor files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                                    (iv) promptly after the filing thereof,
         copies of any annual report to be filed under ERISA in connection with each Plan;

                                    (v)     upon  completion,  but not  later
         than 30 days prior to the close of each fiscal year of each Obligor, financial Projections for each Obligor, for each Obligor's upcoming fiscal year, prepared on a month by month basis, in form acceptable to Lender; and

                                    (vi) such other data and information
         (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or each Obligor's financial condition or results of operations, including without limitation, detailed monthly accounts payable agings.

                           Within 45 days after the delivery of the financial statements described in clause (i) of this subsection 8.1.3, Borrower shall forward to Lender a copy of the accountants' letter to each Obligor's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their examination of the financial statements of each Obligor performed in connection with their examination of financial statements, they are not aware of an Event of Default, or, if they are aware of such an Event of Default, specifying the nature thereof, and acknowledging in a manner satisfactory to Lender, that they are aware that Lender is relying on such financial statements in making its decision with respect to the Loans. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this subsection 8.1.3, or more frequently if requested by Lender, Borrower shall cause to be prepared and furnished to Lender a Compliance Certificate in the form of Exhibit 8.1.3 hereto executed by the chief financial officer of Borrower.

                  1.3 The preamble to Section 8.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following (all of the subsections within Section 8.2 of the Loan Agreement shall remain unmodified and in full force and effect except as expressly modified herein):

                           8.2 Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless Lender has first consented thereto in writing, no Obligor will:

                  1.4 Subsection 8.2.4 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                           8.2.4 Affiliate Transactions. Enter into, or be a party to, any transaction with any Affiliate of any Obligor or any stockholder, except (a) in the ordinary course of and pursuant to the reasonable requirements of the applicable Obligor's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to the applicable Obligor than the applicable Obligor would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of such Obligor or (b) if (i) Aggregate Adjusted Availability would be at least $3,500,000 after taking into effect such transaction and (ii) no Event of Default is then outstanding or would otherwise occur after taking into effect such transaction.

                  1.5 Section 8.3.1 of the Loan Agreement is deemed deleted in its entirety as of the date of the Loan Agreement and replaced with the following:

                           8.3.1 Minimum Net Worth. Maintain a Net Worth of not less than $11,000,000 at all times through July 30, 1998 and of not less than $14,000,000 as of July



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31, 1998 and at all times thereafter.

                  1.6 Section 8.3 of the Loan Agreement is hereby further modified to provide that as of the date hereof each of the financial covenants contained therein (and therefore the definitions of Net Worth and Cash Flow) shall apply to the Obligors on a consolidated basis.

                  1.7 Section 8.4 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                           8.4 Stock Ownership. James J. Kim, his wife Agnes C. Kim, and certain trusts established for the benefit of their children, Susan Y. Kim, David D. Kim and John T. Kim, shall at all times own and control, beneficially and of record, all of the issued and outstanding capital stock of EB. EB shall at all times own, beneficially and of record, all of the outstanding shares of capital stock of EB Nevada. EB Nevada shall at all times own and control, beneficially and of record, at least 25% of the issued and outstanding capital stock of EB Holdings. EB Holdings shall at all times own, beneficially and of record, all of the outstanding shares of capital stock of EB Investment. EB Investment shall at all times own, beneficially and of record all of the outstanding shares of capital stock of EBOA.

                  1.8 Section 10.1 of the Loan Agreement is hereby modified to provide that the provisions of each Subsection thereof shall apply with equal force and effect to each Obligor.

                  1.9 Section 10.1 of the Loan Agreement is hereby further amended by adding the following Section 10.1.15 thereto:

                           10.1.15 Surety Agreements. Any Obligor shall disclaim liability under, or attempt to revoke or terminate, any surety agreement executed by any such Obligor whereby such Obligor agreed to become surety for the Obligations.

                  1.10 The Loan Agreement is hereby further modified to delete
Section 1.2 therefrom, thereby unconditionally terminating Lender's obligation to make the Supplemental Loan.

         2. Conditions to Effectiveness. This Amendment shall become effective upon satisfaction of each of the following conditions ("Effectiveness Conditions") (all documents to be in form and substance satisfactory to Lender):

                  (a) delivery to Lender of this Amendment, fully executed by EB, EBOA and Lender; (b) delivery to Lender of surety agreements, executed respectively by EB Holdings, EB
Investment and Elbo;

                  (c) delivery to Lender of a landlord's waiver from EB whereby EB subordinates its interest in and waives its right to destrain on or foreclose against the Collateral located at the West Chester Facility and agrees to allow Lender to remain on such premises to dispose of or deal with any Collateral located on such premises;

                  (d) delivery to Lender of certified copies of resolutions of each Obligor's board of directors authorizing the execution of this Amendment and all agreements, documents and instruments required to be executed by the applicable Obligor by any section hereof;

                  (e) delivery to Lender of an incumbency certificate for each Obligor identifying all of the officers executing each of the documents required pursuant to this Amendment, with specimen signatures;

                  (f) delivery to Lender of certified copies of the articles of incorporation and bylaws of each Obligor;

                  (g) delivery to Lender of certificates of good standing for each Obligor from the Secretary's of State of their respective states of incorporation;

                  (h) no Event of Default shall have occurred and be continuing under the Loan Agreement;and

                  (i) each of the warranties and representations contained in the Loan



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Agreement and the other Existing Loan Documents shall be true and correct in all material respects on the date hereof with the same effect as though made on and as of the date hereof.

         3. Consent to Asset Sale and Restructuring. Upon satisfaction of each of the Effectiveness Conditions, Lender hereby consents to the Asset Sale and Restructuring as described in the Background section hereof.

         4. Release of EB. Upon satisfaction of each of the Effectiveness Conditions and upon the written request of EB and EBOA, Lender shall release EB from all Obligations. Upon execution and delivery hereof (even though, pending the release described in the preceding sentence, EB shall remain liable for payment of the Obligations and its Property subject to Lender's Lien), no Property of EB shall be included in the Borrowing Base.

         5. EB's Release of Lender. Borrower and EB agree that, upon EB receiving the release described in Section 4 above, EB shall, without the need for further action, be deemed to have released and forever discharged Lender and its officers, directors, attorneys, agents and employees from any claim for any liability, damage, loss or expense of any kind that EB may have now or hereafter against Lender or any of them arising out of or relating to the Obligations, the Existing Loan Documents, this Amendment or any of the transactions referred to herein or therein or related hereto or thereto.

         6. Confirmation of Indebtedness. Borrower and EB hereby acknowledge and confirm that as of the close of business on July 21, 1998, they were jointly and severally indebted to Lender, without defense, setoff, claim or counterclaim under the Loan Agreement and the other Existing Loan Documents, in the aggregate (rounded) principal amount of $25,770,000 with respect to cash advances and Letters of Credit, plus all unpaid interest, fees, costs and expenses



                                       8
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(including attorneys' fees) incurred to date in connection with this Amendment and the Existing Loan Documents.

         7.       Representations and Warranties.

                  7.1 Borrower and EB represent and warrant that as of the date hereof, no Default or Event of Default is outstanding under the Loan Agreement or the Existing Loan Documents.

                  7.2 The execution and delivery by Borrower and EB of this Amendment and performance by them of the transactions herein contemplated (a) are and will be within their corporate powers, (b) have been authorized by all necessary corporate action, and (c) are not and will not be in contravention of any order of any court or other agency of government, of any law or of any indenture, agreement or undertaking to which EB or Borrower is a party or by which the Property of EB or Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any Lien, charge or incumbrance of any nature on any of the Properties of EB or Borrower.

                  7.3 This Amendment and each other agreement, instrument or document executed and/or delivered in connection herewith, shall be valid, binding and enforceable in accordance with its respective terms.

         8. Further Assurances. EB and Borrower agree to execute all instruments, documents and agreements reasonably required by Lender from time to time to effectuate the agreements and undertakings set forth herein.

         9. Ratification of Existing Loan Documents. Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and Existing Loan Documents are hereby



                                       9
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ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment.

         10. Collateral. Borrower and EB hereby confirm and agree that all security interests and Liens granted to Lender continue in full force and effect and shall continue to secure the Obligations. All Collateral remains free and clear of any Liens other than Permitted Liens or Liens in favor of Lender. Nothing herein contained is intended to in any way impair or limit the validity, priority and extent of Lender's existing security interest in and Liens upon the Collateral.

         11. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of laws.

         12. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement.

         IN WITNESS WHEREOF, the parties have executed this Second Amendment to Loan and Security Agreement the day and year first above written.

                                            THE ELECTRONICS BOUTIQUE, INC.


Attest: /s/                                 By: /s/
        ----------------------------            -------------------------------
        Assistant Secretary                                   Title:


                                            ELECTRONICS BOUTIQUE OF
                                            AMERICA INC.


Attest: /s/                                 By: /s/
        ----------------------------            -------------------------------
        Assistant Secretary                       Title:




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                                                      FLEET CAPITAL CORPORATION


                                               By: /s/
                                                   ----------------------------
                                               Title: